UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): January 14, 2008
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (I.R.S Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 14, 2008, Valeant Pharmaceuticals International (the “Company”) , through its wholly owned subsidiary Valeant Pharmaceuticals North America (“VPNA”), completed the sale of VPNA’s United States and Canadian rights to the hepatitis C drug Infergen (interferon alfacon-1) to Three Rivers Pharmaceuticals, LLC (“Three Rivers”) pursuant to the terms of an asset purchase agreement (the “Agreement”). Under the terms of the Agreement, Three Rivers was assigned all of VPNA’s United States and Canadian rights to Infergen and acquired the remaining Infergen inventory. At closing, VPNA received approximately $70.8 million in cash and, under the terms of the Agreement, will receive up to $20.5 million in two non-contingent payments over the following eighteen months.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The required pro forma condensed consolidated financial information is attached as Exhibit 99.1 and is incorporated in its entirety herein by reference.
(d) Exhibits.

Exhibit
Number	Description
99.1	Unaudited pro forma condensed consolidated financial statements.
(i)	Unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2006 and 2005.

(ii)	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: January 16, 2008	By:	/s/ Peter J. Blott
Peter J. Blott
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Unaudited pro forma condensed consolidated financial statements.
(i)	Unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2006 and 2005.

(ii)	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2007.